Exhibit 1.1

6.75% Capital Securities

BB&T Capital Trust II

Guaranteed to the extent set forth in
the Guarantee Agreement by

BB&T Corporation

Underwriting Agreement

May 31, 2006

To the Representatives
named in Schedule I
hereto of the Underwriters
named in Schedule II hereto

Ladies and Gentlemen:

          BB&T Capital Trust II (the “Trust”), a statutory trust created under the Statutory Trust Act (the “Delaware Act”) of the State of Delaware (Chapter 38, Part V, Title 12 of the Delaware Code, 12 Del. C. Sections 3801 et seq.), and BB&T Corporation, a North Carolina corporation (the “Company” and, together with the Trust, the “Offerors”), confirm their agreement (the “Agreement”) with the Representatives named in Schedule I hereto and each of the other Underwriters named in Schedule II hereto (collectively, including the Representatives, the “Underwriters”), with respect to the issue and sale by the Trust and the purchase by the Underwriters, acting severally and not jointly, of the respective number set forth opposite their names in Schedule II of the 6.75% Capital Securities (liquidation amount of $1,000 per security and $600,000,000 aggregate) of the Trust (the “Capital Securities”). The terms of the Capital Securities are specified in the final term sheet attached as Schedule III hereto. The Capital Securities will be fully and unconditionally guaranteed by the Company (the “Capital Securities Guarantee”), to the extent described in the Prospectus (as defined below), with respect to distributions and payments upon liquidation, redemption and otherwise pursuant to the Guarantee Agreement (the “Guarantee Agreement”), to be dated on or prior to the Closing Date (as defined in Section 3 herein), between the Company and U.S. Bank National Association, a national banking association, as Trustee (the “Guarantee Trustee”). The Capital Securities issued in book-entry form will be issued to Cede & Co., as nominee of The Depository Trust Company (“DTC”), pursuant to a letter of representations, to be dated on or prior to the Closing Date (the “DTC Agreement”), among the Trust and DTC.

          The entire proceeds from the sale of the Capital Securities will be combined with the entire proceeds from the sale by the Trust to the Company of its common securities (the “Common Securities”), and will be used by the Trust to purchase $600,010,000 of 6.75% Junior Subordinated Debentures, due June 7, 2036 (the “Junior Subordinated Debentures”) issued by the Company. The Capital Securities and the Common Securities will be issued pursuant to the Trust Agreement, dated as of June 7, 2006, as amended and restated by the Amended and Restated Trust Agreement of the Trust, to be entered into on or prior to the Closing Date in substantially the form previously provided to you (the “Trust Agreement”), among the Company, as Depositor, M. Patricia Oliver and Christopher L. Henson, as administrative trustees (the “Administrative Trustees”), U.S. Bank National Association, a national banking association (“U.S. Bank”), as property trustee (the “Property Trustee”), and Wilmington Trust Company, as Delaware trustee (the “Delaware Trustee” and, together with the Property Trustee, the Administrative Trustees, and the Indenture Trustee, as defined below, the “Trustees”). The Junior Subordinated Debentures will be issued pursuant to a Junior Subordinated Indenture dated as of August 18, 2005, to be supplemented by a Second Supplemental Indenture to be dated on or prior to the Closing Date (collectively, the “Indenture”), between the Company and U.S. Bank, as trustee (the “Indenture Trustee”).

          The Capital Securities, the Capital Securities Guarantee and the Junior Subordinated Debentures may be collectively referred to herein as the “Securities.” The Indenture, the Trust Agreement and the Guarantee Agreement, the DTC Agreement and this Agreement may be referred to herein collectively as the “Operative Documents.” The term “Underwriters” as used herein shall be deemed to mean the several persons, firms or corporations (including the Representatives hereinafter mentioned) named in Schedule II hereto, and the term “Representatives” as used herein shall be deemed to mean the Representatives named in Schedule I hereto. If there shall be only one person, firm or corporation named in Schedule I hereto, the term “Representatives” as used herein shall mean that person, firm or corporation. All obligations of the Underwriters hereunder are several and not joint. Unless otherwise stated, any action under or in respect of this Agreement taken by the Representatives will be binding upon all the Underwriters.

          The Offerors understand that the Underwriters propose to make a public offering of the Capital Securities (as guaranteed by the Capital Securities Guarantee) on the terms and in the manner set forth herein and agree that the Underwriters may resell, subject to the conditions set forth herein, all or a portion of the Capital Securities.

          The Offerors have jointly filed with the Commission an “automatic shelf registration statement” as defined under Rule 405 on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”) (File Nos. 333-134261, 134261-01 and 333-134261-02) in respect of the Securities not earlier than three years prior to the date hereof; pursuant to the Securities Act, such registration statement, and any post-effective amendment thereto, became effective on filing (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Base Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Securities filed with the Commission pursuant to Rule 424(b) is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto but excluding any Trustee’s Statement of Eligibility on Form T-1 (each a “Form T-1”), and including any prospectus supplement relating to the Securities that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Base Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(A)(c) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Capital Securities filed with the Commission pursuant to Rule 424(b) in accordance with Section 5(A)(a) is hereinafter called the “Prospectus”; any reference herein to the Base Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the date of such prospectus; any reference to any amendment or supplement to the Base Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Capital Securities filed with the Commission pursuant to Rule 424(b) and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Base Prospectus, such Preliminary Prospectus, or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 relating to the Capital Securities is hereinafter called an “Issuer Free Writing Prospectus”).

          For purposes of this Agreement, all references to the Registration Statement, Base Prospectus, Preliminary Prospectus, Pricing Prospectus or Issuer Free Writing Prospectus, or to any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to EDGAR.

          All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, Base Prospectus, Preliminary Prospectus, Pricing Prospectus or Issuer Free Writing Prospectus shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference into the Registration Statement, Base Prospectus, Preliminary Prospectus, Pricing Prospectus or Issuer Free Writing Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, Base Prospectus, Preliminary Prospectus or Pricing Prospectus shall be deemed to mean and include the filing of any document under the Exchange Act which is incorporated by reference into the Registration Statement, Base Prospectus, Preliminary Prospectus or Pricing Prospectus, as the case may be. Certain terms used in this Agreement are defined in Section 18 hereof.

                     1.       Representations and Warranties. (A) The Offerors jointly and severally represent and warrant to, and agree with, each Underwriter, as of the date hereof and as of the Closing Date (in each case, a “Representation Date”) as set forth below in this Section 1 (except that the representation, warranty and agreement in paragraph (d) of the Section 1(A) is given only by the Company and not by the Trust).

                     (a)      No stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued, no proceeding for that purpose has been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) has been received by the Company or the Trust.

                     (b)      No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission under the Securities Act (the “Securities Act Regulations”) and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) and the rules and regulations of the Commission under the Trust Indenture Act (the “Trust Indenture Act Regulations”), and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter expressly for use therein.

                     (c)       For the purposes of this Agreement, the “Applicable Time” is 12:00 P.M. (New York City time) on the date of this Agreement. The Pricing Prospectus as supplemented by the final term sheet prepared and filed pursuant to Section 5(A)(b), taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule I(b) does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter expressly for use therein.

                     (d)       The documents incorporated by reference in the Pricing Prospectus and the Prospectus through the date of completion of the distribution of the Securities, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act and the Securities Act Regulations or the Exchange Act and the rules and regulations of the Commission under the Exchange Act (the “Exchange Act Regulations”), as applicable, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act and the Securities Act Regulations or the Exchange Act and the Exchange Act Regulations, as applicable, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made therein in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter expressly for use therein; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the Applicable Time, except as set forth on Schedule I(d).

                     (e)       The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Securities Act and the Securities Act Regulations and the Trust Indenture Act and the Trust Indenture Act Regulations, and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made therein in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter expressly for use therein.

                     (f)       This Agreement has been duly authorized, executed and delivered by the Trust.

                     (g)      The Trust has been duly created and is validly existing in good standing as a statutory trust under the laws of the State of Delaware and at the Closing Date will have the power and authority to own its property and conduct its business as described in the Registration Statement, the Pricing Prospectus and the Prospectus and to execute and deliver and perform its obligations under this Agreement and to perform its obligations under the Trust Agreement.

                     (h)       The Trust has conducted and will conduct no business other than the transactions contemplated by this Agreement and the Trust Agreement and described in the Pricing Prospectus and the Prospectus; the Trust is not, and at the Closing Date will not be, a party to or bound by any agreement or instrument other than this Agreement and the Trust Agreement; and the Trust has no liabilities or obligations other than those arising out of the transactions contemplated by this Agreement and the Trust Agreement, and described in the Pricing Prospectus and the Prospectus.

                     (i)       At the Closing Date, the Common Securities will have been duly authorized and will have been duly and validly issued and will be fully paid and non-assessable beneficial interests in the Trust entitled to the benefits of the Trust Agreement and will conform in all material respects to the description thereof contained in the Pricing Disclosure Package and the Prospectus; at the Closing Date, all of the issued and outstanding Common Securities will be directly owned by the Company, free and clear of all liens, encumbrances, equities or claims; and the Common Securities and the Capital Securities are the only beneficial interests in the Trust authorized to be issued by the Trust.

                     (j)       At the Closing Date, the Capital Securities will have been duly authorized and, when issued, delivered and paid for pursuant to this Agreement, will have been duly and validly issued and will be fully paid and non-assessable beneficial interests in the Trust entitled to the benefits of the Trust Agreement, and the Capital Securities will conform in all material respects to the description thereof in the Pricing Disclosure Package and the Prospectus. Subject to the terms of the Trust Agreement, the holders of the Capital Securities, as beneficial owners of Capital Securities of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware except that the holders of the Capital Securities may be obligated to provide (a) indemnity or security in connection with, and pay taxes or governmental charges arising from, transfers or exchanges of Capital Securities certificates and the issuance of replacement Capital Securities certificates, and (b) security and indemnity in connection with requests of or directions to the Property Trustee to exercise its rights and powers under the Trust Agreement.

                     (k)       At the Closing Date, the Trust will have all power and authority necessary to execute and deliver this Agreement, the Capital Securities and the Common Securities and to perform its obligations hereunder and thereunder; the issuance by the Trust of the Capital Securities and the Common Securities, the purchase by the Trust of the Junior Subordinated Debentures, and, the execution and delivery by the Trust of this Agreement and the performance by it of its obligations thereunder will not result in any violation of or conflict with this Agreement or the Certificate of Trust of the Trust, or any provision of applicable law; and no consent, authorization or order of, or filing or registration with, any court or governmental agency is required for the issue and sale of the Capital Securities and the Common Securities by the Trust in accordance with the terms of the Trust Agreement, the purchase by the Trust of the Junior Subordinated Debentures or the consummation by the Trust of the transactions contemplated by the Trust Agreement and this Agreement, except such as have been made or obtained or will be made or obtained prior to the Closing Date and except such as may be required under applicable state securities or “blue sky” laws.

                     (l)       The Trust is not and, after giving effect to the offering and sale of the Capital Securities will not be, an “investment company” or an entity “controlled” by an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended.

                     (B)      The Company (on behalf of itself and each of its subsidiaries) represents and warrants to, and agrees with, each Underwriter that:

                     (a)      The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of North Carolina, is duly registered as a bank holding company and is qualified as a financial holding company under the Bank Holding Company Act of 1956, as amended, with corporate power and authority to own, lease and operate its properties and conduct its business as described in the Pricing Prospectus; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which its ownership or lease of substantial properties or the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise.

                     (b)      Each Principal Banking Subsidiary has been duly incorporated and each is validly existing as a state-chartered commercial bank in good standing under the laws of the state of its incorporation and has corporate power and authority to own, lease and operate its properties and conduct its business as described in the Pricing Prospectus; all of the issued and outstanding capital stock of each such Principal Banking Subsidiary has been duly authorized and validly issued and is fully paid and non-assessable; and 100% of the capital stock of each such Principal Banking Subsidiary is owned by the Company, directly or through subsidiaries, free and clear of any mortgage, pledge, lien, encumbrance, claim or equity.

                     (c)      The authorized capitalization of the Company is as set forth in the Pricing Prospectus, and the shares of issued and outstanding capital stock of the Company set forth thereunder have been duly authorized and validly issued and are fully paid and non-assessable and conform to the descriptions thereof contained in the Pricing Disclosure Package and the Prospectus.

                     (d)      Each of the Administrative Trustees is an employee of or affiliated with the Company and, at the Closing Date, the Trust Agreement will have been duly executed and delivered by each Administrative Trustee and will constitute a valid and legally binding instrument of each Administrative Trustee, enforceable in accordance with its terms, except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, moratorium, reorganization, arrangement, liquidation, conservatorship, readjustment of debt, fraudulent transfer and other similar laws affecting the rights of creditors generally, and (ii) the discretion of any court of competent jurisdiction in awarding equitable remedies, including, without limitation, acceleration, specific performance or injunctive relief, and the effect of general principles of equity embodied in North Carolina, Delaware and New York statutes and common law.

                     (e)      Each of the Guarantee Agreement and the Trust Agreement, has been duly authorized by the Company and, when executed and delivered at the Closing Date, will constitute a valid and legally binding instrument of the Company, enforceable in accordance with its terms, except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, moratorium, reorganization, arrangement, liquidation, conservatorship, readjustment of debt, fraudulent transfer and other similar laws affecting the rights of creditors generally, and (ii) the discretion of any court of competent jurisdiction in awarding equitable remedies, including, without limitation, acceleration, specific performance or injunctive relief, and the effect of general principles of equity embodied in North Carolina, Delaware and New York statutes and common law; and the Guarantee Agreement and the Trust Agreement will conform in all material respects to the descriptions thereof in the Pricing Disclosure Package and the Prospectus.

                     (f)      The Junior Subordinated Debentures have been duly authorized, and, when issued, delivered and paid for at the Closing Date as contemplated by the Pricing Prospectus, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture; the Indenture has been duly authorized and, at the Closing Date, the Indenture will be duly qualified under the Trust Indenture Act and will constitute a valid and legally binding instrument, except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, moratorium, reorganization, arrangement, liquidation, conservatorship, readjustment of debt, fraudulent transfer and other similar laws affecting the rights of creditors generally; and (ii) the discretion of any court of competent jurisdiction in awarding equitable remedies, including, without limitation, acceleration, specific performance or injunctive relief, and the effect of general principles of equity embodied in North Carolina, Delaware and New York statutes and common law; and the Junior Subordinated Debentures and the Indenture will conform in all material respects to the descriptions thereof in the Pricing Disclosure Package and the Prospectus.

                     (g)      This Agreement has been duly authorized, executed and delivered by the Company.

                     (h)      The Company has all corporate power and authority necessary to execute and deliver the Operative Documents and the Junior Subordinated Debentures, and to perform its obligations under the Operative Documents and the Junior Subordinated Debentures; the execution, delivery and performance of the Operative Documents and the Junior Subordinated Debentures by the Company and compliance with the provisions thereof by the Company will not contravene any provision of applicable law, the certificate of incorporation or bylaws of the Company or articles of association, certificate or articles of incorporation or other constituent documents or bylaws of any Principal Banking Subsidiary or Significant Subsidiary or any agreement or other instrument binding upon the Company, any Principal Banking Subsidiary or Significant Subsidiary that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary; and, no consent, authorization or order of, or filing or registration with, any court or governmental agency or authority is required for the execution, delivery and performance by the Company of the Operative Documents and the Junior Subordinated Debentures, except such as have been made or obtained or will be made or obtained at or before the Closing Date and except such as may be required under applicable state securities or “blue sky” laws.

                     (i)      Neither the Company nor any Principal Banking Subsidiary or Significant Subsidiary is in violation of its organizational documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, which violation or default would be material to the Trust or to the Company and its subsidiaries taken as a whole.

                     (j)      The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f)) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting.

                     (k)      Since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

                     (l)      The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e)) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

                     (m)      (A) At the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Capital Securities in reliance on the exemption of Rule 163 and (B) at the date hereof, the Company was and is a “well-known seasoned issuer” as defined in Rule 405, including not having been and not being an “ineligible issuer” as defined in Rule 405.

                     (n)      Since the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package or the Prospectus, except as otherwise stated therein or contemplated thereby, (A) there has been no material decrease in the capital stock or increase in the long-term debt of the Company or any of its subsidiaries, and (B) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, income, affairs or business prospects of the Trust or the Company and the subsidiaries of the Company considered as one enterprise.

                     2.       Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company and the Trust agree that the Trust will sell to each Underwriter, and each Underwriter, severally and not jointly, agrees to purchase from the Trust, at a price of $996.05 per capital security the number of Capital Securities set forth in Schedule II opposite the name of such Underwriter, plus any additional Capital Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 9 hereof.

                     The Underwriters agree to make a public offering of their respective Capital Securities specified in Schedule II hereto at the initial public offering price specified above. It is understood that after such initial offering the several Underwriters reserve the right to vary the offering price and further reserve the right to withdraw, cancel or modify such offering.

                     3.       Delivery and Payment. Delivery of and payment for the Capital Securities shall be made at 9:30 A.M., New York City time, on June 7, 2006, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Offerors or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Capital Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Offerors by wire transfer payable in same-day funds to an account specified by the Offerors in written instructions to the Representatives delivered at least 24 hours in advance. Delivery of the Capital Securities shall be made through the facilities of DTC unless the Representatives shall otherwise instruct.

                     As compensation to the Underwriters for their commitments hereunder and in view of the fact that the proceeds of the sale of the Capital Securities will be used to purchase Junior Subordinated Debentures of the Company (which purchase was arranged by the Underwriters), the Company hereby agrees to pay on any Closing Date to the Representatives by wire transfer in immediately available funds, for the accounts of the several Underwriters, $10 per Capital Security to be delivered hereunder on that Closing Date.

                    4.       Offering by Underwriters. It is understood that the several Underwriters propose to offer the Capital Securities for sale to the public as set forth in the Pricing Disclosure Package and the Prospectus.

                    5.       Agreements. (A)  The Offerors jointly and severally agree with each of the several Underwriters as follows (except that the agreement in paragraph (f) of this Section 5(A) is made only by the Company and not by the Trust):

                    (a)      To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) not later than the Commission’s close of business on the second business day following the date of this Agreement; to make no further amendment or any supplement to the Registration Statement or the Prospectus unless they have furnished to you a copy for your review prior to filing or transmission for filing of the same with or to the Commission; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file the final term sheet attached as Schedule III hereto pursuant to Rule 433(d) within the time required by such Rule; to file promptly all other material required to be filed by either Offeror with the Commission pursuant to Rule 433(d); to file promptly all reports and any definitive proxy or information statements required to be filed by either Offeror with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus; for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a)) is required in connection with the offering and sale of the Capital Securities, to advise you, promptly after either Offeror receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Capital Securities, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2), of the suspension of the qualification of the Capital Securities, the Junior Subordinated Debentures or the Capital Securities Guarantee for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use their best efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at the Company’s expense, as may be necessary to permit offers and sales of the Capital Securities by the Underwriters (references herein to the Registration Statement shall include any such amendment or new registration statement).

                     (b)      If required by Rule 430B(h), to prepare a form of prospectus in a form approved by you and to file such form of prospectus pursuant to Rule 424(b) not later than may be required by Rule 424(b); and to make no further amendment or supplement to such form of prospectus which shall be disapproved by you promptly after reasonable notice thereof.

                     (c)      If, at any time when a prospectus relating to the Capital Securities or the Junior Subordinated Debentures is required to be delivered under the Securities Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the Securities Act or the Securities Act Regulations, after receiving notice or becoming aware of the foregoing, to prepare and file or transmit for filing with the Commission, subject to paragraph (a) of this Section 5(A), an amendment or supplement that will correct such statement or omission or effect such compliance.

                     (d)      To use its reasonable best efforts to furnish in New York City to each of the Underwriters prior to 10:00 A.M., New York City time, on the Business Day next succeeding the date of this Agreement and from time to time, as many copies of the Prospectus and all amendments of and supplements to the Prospectus as may be reasonably requested. If the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a)) is required in connection with the offering and sale of the Capital Securities and if at the time of such offering or sale any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a)) is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act, the Exchange Act or the Trust Indenture Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus that will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a)) in connection with sales of any of the Capital Securities at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Securities Act.

                    (e)      To use their best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and the jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the date of this Agreement; provided, however, that the Offerors shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject themselves to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Offerors will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the date of this Agreement.

                     (f)      In the case of the Company, to timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its security holders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.

                     (g)      To use the net proceeds received by them from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds.”

                     (h)      During the period when the Prospectus is required to be delivered under the Securities Act or the Exchange Act, to file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the Exchange Act Regulations.

                     (i)      To pay the required Commission filing fees relating to the Capital Securities, the Junior Subordinated Debentures or the Capital Securities Guarantee within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

                     (B)       Free Writing Prospectuses.

                                (a)      (i)      Each Offeror represents and agrees that, other than the final term sheet prepared and filed pursuant to Section 5(A)(a) hereof, without the prior consent of the Underwriters, it has not made and will not make any offer relating to the Capital Securities, the Junior Subordinated Debentures or the Capital Securities Guarantee that would constitute a “free writing prospectus” as defined in Rule 405;

                                (ii)       Each Underwriter represents and agrees that, without the prior consent of the Company and the other Underwriters, other than one or more term sheets relating to the Capital Securities, the Junior Subordinated Debentures or the Capital Securities Guarantee containing customary information and conveyed to purchasers of Capital Securities, it has not made and will not make any offer relating to the Capital Securities that would constitute a free writing prospectus that is required to be filed with the Commission under Rule 433; and

                                (iii)       Any such free writing prospectus the use of which requires consent under clauses (i) and (ii) above and has been consented to by the Company and the Underwriters (including the final term sheet prepared and filed pursuant to Section 5(A)(a) hereof) is listed on Schedule I(b).

                     (b)      Each Offeror has complied and will comply with the requirements of Rule 433 applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending.

                     (c)      The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Underwriters and, if requested by the Underwriters, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document that will correct such conflict, statement or omission.

                     6.       Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Capital Securities shall be subject to the accuracy of the representations and warranties on the part of the Offerors contained herein as of the Execution Time and as of the Closing Date, to the accuracy of the statements of the Offerors made in any certificates pursuant to the provisions hereof, to the performance by the Offerors of their covenants and other obligations hereunder, and to the following additional conditions:

                     (a)      Compliance with Registration Requirements. The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the Securities Act Regulations and in accordance with Section 5(A)(a) hereof; the final term sheet contemplated by Section 5(A)(a) hereof, and any other material required to be filed by the Company or the Trust pursuant to Rule 433(d), shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) shall have been received; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction.

                     (b)      Opinion of General Counsel of the Company. At the Closing Date, the Representatives shall have received the favorable opinion, dated as of the Closing Date, of M. Patricia Oliver, Executive Vice President, General Counsel, Secretary and Chief Corporate Governance Officer of the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, substantially to the effect set forth in Exhibit A hereto.

                     (c)      Opinion of Counsel for the Company. At the Closing Date, the Representatives shall have received the favorable opinion, dated as of the Closing Date, of Squire, Sanders, Dempsey, L.L.P., counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letters for each of the other Underwriters, to the effect set forth in Exhibit B hereto and to such further effect as counsel to the Underwriters may reasonably request. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Offerors and their Subsidiaries and certificates of public officials.

                     (d)      Opinion of Counsel for the Underwriters. At the Closing Date, the Representatives shall have received the favorable opinion and letter, dated as of the Closing Date, of Sullivan & Cromwell LLP, counsel for the Underwriters to the effect set forth in Exhibit C hereto, together with signed or reproduced copies of such opinion for each of the other Underwriters, with respect to the Indenture, the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require. Such counsel may also state that, insofar as such opinion or letter involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Offerors and their Subsidiaries and certificates of public officials.

                     (e)      Opinion of Special Delaware Counsel for the Offerors. At the Closing Date, the Representatives shall have received the favorable opinion, dated as of the Closing Date, of Richards, Layton & Finger, P.A., special Delaware counsel for the Offerors, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit D hereto and to such further effect as counsel to the Underwriters may reasonably request.

                     (f)      Opinion of Counsel to Delaware Trustee. At the Closing Date, the Representatives shall have received the favorable opinion, dated as of the Closing Date, of Richards, Layton & Finger, P.A., counsel to the Delaware Trustee, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit E hereto and to such further effect as counsel to the Underwriters may reasonably request.

                     (g)      Opinion of Counsel to the Indenture Trustee, the Guarantee Trustee and the Property Trustee. At the Closing Date, the Representatives shall have received the favorable opinion, dated as of the Closing Date, of Shipman & Goodwin LLP, counsel to the Indenture Trustee, the Guarantee Trustee and the Property Trustee, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit F hereto and to such further effect as counsel to the Underwriters may reasonably request.

                     (h)      Officers’ Certificate. At the Closing Date, there shall not have been, since the Execution Time or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise (a “Company Material Adverse Effect”) and at the Closing Date, there shall not have been since the Execution Time or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Trust (a “Trust Material Adverse Effect”), and the Representatives shall have received a certificate of the Chief Financial Officer of the Company and of the Chief Accounting Officer of the Company, on behalf of the Company, and a certificate of an Administrative Trustee of the Trust dated as of the Closing Date, to the effect that (i) there has been no such Company Material Adverse Effect or Trust Material Adverse Effect, (ii) the representations and warranties in Section 1 are true and correct with the same force and effect as though expressly made at and as of the Closing Date, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission.

                     (i)      Accountant’s Comfort Letter. At the Execution Time, the Representatives shall have received from PWC a letter, dated such date, in form and substance reasonably satisfactory to the Representatives and PWC, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit G hereto and to such further effect as counsel to the Underwriters may reasonably request.

                     (j)      Bring-down Comfort Letter. At the Closing Date, the Representatives shall have received from PWC a letter, dated as of the Closing Date, in form and substance reasonably satisfactory to the Representatives and PWC, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (i) of this Section 6, except that the specified date referred to shall be a date not more than three Business Days prior to the Closing Date.

                     (k)      Ratings. At the Closing Date, the Capital Securities shall have the ratings accorded by any “nationally recognized statistical rating organization,” as defined by the Commission for purposes of Rule 436(g)(2) of the Securities Act, if and as specified in Schedule I hereto, and the Company shall have delivered to the Representatives a letter from each such rating organization, or other evidence satisfactory to the Representatives, confirming that the Capital Securities have such ratings. Since the Execution Time, there shall not have occurred a downgrading in the rating assigned to the Capital Securities or any of the Company’s securities by any such rating organization, and no such rating organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Capital Securities or any of the Company’s securities.

                     (l)      No Objection. If the Registration Statement or the offering of the Securities has been filed with the NASD for review, the NASD shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

                     (m)      Additional Documents. At the Closing Date, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

                    If any condition specified in this Section 6 shall not have been fulfilled when and as required to be fulfilled, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be, in all material respects, reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be terminated by the Representatives by notice to the Offerors at any time at or prior to the Closing Date and such termination shall be without liability of any party to any other party except as provided in Section 7 and except that Sections 1 and 8 shall survive any such termination and remain in full force and effect. Notice of such termination shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

                    The documents required to be delivered by this Section 6 shall be delivered at the office of Sullivan & Cromwell LLP, counsel for the Underwriters, at 125 Broad Street, New York, NY 10004, on the Closing Date.

                     7.       Payment of Expenses.

                     (a)      The Offerors will pay all expenses incident to the performance of their obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing (if applicable) and delivery to the Underwriters of the Operative Documents and such other documents as may be required in connection with the offering, purchase, sale and delivery of the Securities, (iii) the preparation, issuance and delivery of the Capital Securities to the Underwriters, (iv) the fees and disbursements of the Offerors’ counsel, accountants and other advisors or agents, as well as the fees and disbursements of the Delaware Trustee, Indenture Trustee, Guarantee Trustee and Property Trustee and their respective counsel, (v) the qualification of the Securities under state securities laws in accordance with the provisions of Section 5(A)(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation, printing and delivery of the blue sky survey and any legal investment survey, and any amendment thereto, (vi) the printing and delivery to the Underwriters of copies of each Preliminary Prospectus, Pricing Prospectus, Pricing Disclosure Package or Issuer Free Writing Prospectus and any amendments or supplements thereto, (vii) the fees charged by nationally recognized statistical rating organizations for the rating of the Securities if applicable and (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review, if any, by the NASD of the terms of the sale of the Securities.

                     (b)      If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Offerors to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Offerors will reimburse the Underwriters severally through the Representatives on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

                     8.       Indemnification and Contribution.

                     (a)      The Offerors agree, jointly and severally, to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or in any amendment thereof, or arise out of or are based upon any untrue statement or alleged untrue statement of a material fact included in any Preliminary Prospectus, the Pricing Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus or in any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Offerors will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Offerors by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Offerors may otherwise have.

                     (b)      Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Offerors, each of their respective directors or trustees, each of their officers and each person who controls either Offeror within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from the Offerors to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Offerors by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Offerors acknowledge that the statements set forth in the last paragraph of the cover page regarding delivery of the Securities and, under the heading “Underwriting” or “Plan of Distribution”, (i) the list of Underwriters and their respective participation in the sale of the Securities, (ii) the sentences related to concessions and reallowances, (iii) the sentences related to transactions in discretionary accounts and (iv) the paragraph related to stabilization, syndicate covering transactions and penalty bids in any preliminary prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any preliminary prospectus or the Prospectus. This indemnity agreement will be in addition to any liability which each Underwriter may otherwise have.

                     (c)      Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

                     (d)      In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Offerors and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively, “Losses”) to which the Offerors and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Offerors on the one hand and by the Underwriters on the other from the offering of the Securities. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Offerors and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Offerors on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. Benefits received by the Offerors shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Offerors on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Offerors and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee, agent and partner of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Offerors within the meaning of either the Securities Act or the Exchange Act, each officer of the Offerors who shall have signed the Registration Statement and each director of the Offerors shall have the same rights to contribution as the Offerors, subject in each case to the applicable terms and conditions of this paragraph (d).

                    9.       Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule II hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Offerors. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Offerors and any nondefaulting Underwriter for damages occasioned by its default hereunder.

                    10.       Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Offerors prior to delivery of and payment for the Securities, if at any time prior to such time (i) there has been, since the time of execution of this Underwriting Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of any Offerors and their Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (ii) trading in the Company’s common stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (iii) a banking moratorium shall have been declared by Federal, New York State or State of North Carolina authorities, (iv) there shall have occurred a material disruption in settlement and clearing services, or (v) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis, the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Prospectus (exclusive of any supplement subsequent to the date hereof).

                     11.       Representations and Indemnities to Survive. The respective agreements, representations, warranties and indemnities of the Offerors or their officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Offerors or any of the officers, directors, employees, agents, partners or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

                     12.       Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to BB&T Capital Markets, a division of Scott & Stringfellow, Inc., 909 East Main Street, Richmond, Virginia 23219, attention of William E. Hardy, or, if sent to the Company or the Trust, will be mailed, delivered or telefaxed to 200 West Second Street, Winston-Salem, North Carolina 27101, attention of M. Patricia Oliver, Executive Vice President, General Counsel, Secretary and Chief Corporate Governance Officer.

                     13.       Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents, partners and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

                     14.       Applicable Law; Fiduciary Duty. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York. The Offerors and the Underwriters acknowledge and agree that in connection with all aspects of each transaction contemplated by this Agreement, the Offerors and the Underwriters have an arm’s length business relationship that creates no fiduciary duty on the part of any party and each expressly disclaims any fiduciary relationship.

                     15.       Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

                     16.       Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

                     17.       Disclosure of Tax Treatment. Notwithstanding anything herein to the contrary, the Offerors are authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the transactions contemplated hereby and all materials of any kind (including tax opinions and other tax analyses) provided to the Offerors relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

                     18.       Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated:

           “Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“EDGAR” shall mean the Electronic Data Gathering, Analysis and Retrieval system of the Commission.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“NASD” shall mean the National Association of Securities Dealers, Inc.

“Rule 13a-15” refers to such rule under the Exchange Act.

“Rule 163", “Rule 173", “Rule 401", “Rule 405", “Rule 424", “Rule 430A”, “Rule 430B”, “Rule 433", “Rule 436", “Rule 456", and “Rule 457" refer to such rules under the Securities Act.

          “Rule 430A Information” shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

          “Principal Banking Subsidiaries” shall mean Branch Banking and Trust Company, Branch Banking and Trust Company of South Carolina and Branch Banking and Trust Company of Virginia, which are the principal banking subsidiaries of the Company.

“Significant Subsidiary” shall mean a significant subsidiary within the meaning of Rule 1-02 of Regulation S-X under the Securities Act Regulations.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the several Offerors and the several Underwriters.

Very truly yours,

BB&T CAPITAL TRUST II

By: /s/ Christopher L. Henson
Name: Christopher L. Henson
Title: Administrative Trustee

BB&T CORPORATION

By: /s/ Christopher L. Henson
Name: Christopher L. Henson
Title: Senior Executive Vice President
and Chief Financial Officer

The foregoing Agreement is hereby confirmed
and accepted as of the date specified in
Schedule I hereto

BB&T CAPITAL MARKETS,
a division of Scott & Stringfellow, Inc.

By: /s/ William E. Hardy
    Name: William E. Hardy
    Title: Senior Managing Director

For itself and the other several Underwriters,
if any, named in Schedule II to the foregoing
Agreement.

SCHEDULE I

(a)     Representatives

BB&T Capital Markets, a division of Scott & Stringfellow, Inc.

(b)     Free Writing Prospectuses (Sections 1(A)(c) and 5(B)(a)(iii))

Final Term Sheet, dated May 31, 2006, prepared and filed pursuant to Section 5(A)(a).

(c)     Ratings (Section 6(k))

A1 by Moody’s Investors Service, Inc.

A- by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

A+ by Fitch, Inc.

(d)     Additional Incorporated Documents (Sections 1(A)(d))

None

SCHEDULE II

Number of Capital
Underwriters	Securities to be Purchased
BB&T Capital Markets, a division of Scott & Stringfellow, Inc.	474,000

Credit Suisse Securities (USA) LLC	30,000

J.P. Morgan Securities Inc.	30,000

Wachovia Capital Markets, LLC	30,000

Bear, Stearns & Co. Inc.	12,000

Goldman, Sachs & Co.	12,000

Lehman Brothers Inc.	12,000

__________________

Total ..................................................................................	600,000
__________________

SCHEDULE III

Final Term Sheet

$600,000,000
BB&T Capital Trust II

6.75% Capital Securities
(liquidation amount $1,000 per security)
fully and unconditionally guaranteed, as described in the prospectus supplement, by
BB&T Corporation

Issuer of Capital Securities:	BB&T Capital Trust II

Issuer of Junior Subordinated	BB&T Corporation
Debentures and related Guarantee:

Size:	600,000 capital securities, liquidation
amount $1,000 per capital security and
$600,000,000 in the aggregate. The trust
will use the proceeds of the capital
securities and the proceeds of the common
securities, $10,000 liquidation amount,
issued by the trust to BB&T to purchase the
junior subordinated debentures of BB&T having
an initial principal amount of $600,010,000

Interest on Junior Subordinated	6.75% per annum, payable in arrears on each June
Debentures and Distributions on	7 and December 7, commencing December 7, 2006
Capital Securities:

Redemption Price for Optional	The greater of
Redemption of the Junior
Subordinated Debentures:	o 100% of the principal amount of the junior
subordinated debentures being redeemed
(plus accrued and unpaid interest); or

o the present value of scheduled payments
of principal and interest from the
prepayment date to June 7, 2036, on the
junior subordinated debentures being
prepaid, discounted to the prepayment
date on a semi-annual basis at a discount
rate equal to the treasury rate plus a
spread of 0.25%

Maturity Date of Junior	June 7, 2036
Subordinated Debentures:

Trade Date:	May 31, 2006

Settlement Date (T+5):	June 7, 2006

Price to Public (Issue Price):	$996.05 per capital security plus accumulated
distributions, if any from June 7, 2006

Proceeds to the Trust:	$996.05 per capital security and $597,630,000
in the aggregate

Underwriting Commission Payable	$10 per capital security and $6,000,000 in
by BB&T to the Underwriters:	the aggregate.

Format:	SEC registered

CUSIP; ISIN:	05530A AA 3; US05530AAA34

Selling Concession:	$5.00 per capital security

Reallowance:	$2.50 per capital security

Representatives:	BB&T Capital Markets, a division of Scott &
Stringfellow, Inc.

The issuers have filed a registration statement, including a prospectus, with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus supplement and the accompanying prospectus if you request it by calling BB&T Capital Markets toll-free at 800-552-7757.

Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such disclaimers or other notices were automatically generated as a result of this communication being sent via Bloomberg or another e-mail system.

Terms are used in this term sheet with the meanings assigned to them in the prospectus supplement subject to completion, dated May 30, 2006.